Exhibit 99.E8

SEVENTH AMENDMENT TO EXCHANGE LISTED FUNDS TRUST
ETF DISTRIBUTION AGREEMENT

This seventh amendment (“Amendment”) to the ETF Distribution Agreement dated as of May 31, 2017 (the “Agreement”), by and between Exchange Listed Funds Trust (the “Trust”) and Foreside Fund Services, LLC (the “Distributor,” and together with the Trust, the “Parties”) is entered into as of July 9, 2018 (the “Effective Date”).

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect the name change of one Fund; and

WHEREAS, Section 8(b) of the Agreement requires that amendments to the Agreement be made in writing and executed by all Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.       Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.       Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect the name change of The WEAR ETF to Tactile Analytics AR/VR Virtual Technology ETF.

3.       Except, as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.       This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

EXCHANGE LISTED FUNDS TRUST		FORESIDE FUND SE ICES, LLC

By:	/s/ J. Garrett Stevens	By:	/s/ Mark A. Fairbanks
Name: J. Garrett Stevens		Name: Mark A. Fairbanks
Title: President		Title: Vice President

ETF DISTRIBUTION AGREEMENT
As of July 9, 2018

EXHIBIT A

InsightShares Global Sustainability ETF
InsightShares LGBT Employment Equality ETF
InsightShares Military Veterans ETF
James Biblically Responsible Investment ETF
Knowledge Leaders Developed World ETF
ProSports Sponsors ETF
REX BKCM ETF
SABA Closed-End Funds ETF
Peritus High Yield ETF
Tactile Analytics AR/VR Virtual Technology ETF